                                                                    EXHIBIT 11.1

COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In millions, except share information)

                                               For the Year Ended                       For the Year Ended
                                                December 31, 1995                        December 31, 1994
                                        ------------------------------------     -----------------------------------
                                          Primary          Fully Diluted           Primary          Fully Diluted
                                        -------------    -------------------     -------------    ------------------
Income (loss) before
   extraordinary items                  $     94.20         $     94.20          $     59.80         $     59.80
 Extraordinary items                    $     (2.60)        $     (2.60)         $     -             $     -
                                        -----------         -----------          -----------         -----------
 Net income (loss)                      $     91.60         $     91.60          $     59.80         $     59.80
                                        ===========         ===========          ===========         ===========

Weighted Average Shares:
   Common shares outstanding             48,944,181          48,944,181           42,602,167          42,602,167
   Exercise of stock options (1)          3,544,757           3,698,491            3,321,954           3,443,913
   Exercise of warrants (2)                   -                   -                1,514,356           1,514,356
                                        -----------         -----------          -----------         -----------

 Common and equivalent shares
   outstanding                           52,488,938          52,642,672           47,438,477          47,560,436
                                        ===========         ===========          ===========         ===========

Per Common and Equivalent Share:
   Income (loss) before
     extraordinary items                $      1.79         $      1.79          $      1.26         $      1.26
   Extraordinary items                        (0.05)              (0.05)               -                   -
                                        -----------         -----------          -----------         -----------

   Net income (loss) per share          $      1.74         $      1.74          $      1.26         $      1.26
                                        ===========         ===========          ===========         ===========

                                                  For the Year Ended                  For the Six Months Ended
                                                   December 31, 1993                      December 31, 1993
                                        ------------------------------------     -----------------------------------
                                            Primary        Fully Diluted (3)       Primary          Fully Diluted(3)
                                        -------------    -------------------     -------------    ------------------
Income (loss) before
   extraordinary items                  $     (2.10)        $     (2.10)         $    (23.00)        $    (23.00)
 Extraordinary items                    $    (11.70)        $    (11.70)              (11.70)             (11.70)
                                        -----------         -----------          -----------         -----------

 Net income (loss)                      $    (13.80)        $    (13.80)         $    (34.70)        $    (34.70)
                                        ===========         ===========          ===========         ===========

Weighted Average Shares:
   Common shares outstanding             35,500,014          35,500,014           35,500,014          35,500,014
   Exercise of stock options (1)                  -           2,801,372                -               2,801,372
   Exercise of warrants (2)                       -           3,300,000                -               3,300,000
                                        -----------         -----------          -----------         -----------

 Common and equivalent shares
   outstanding                           35,500,014          41,601,386           35,500,014          41,601.386
                                        ===========         ===========          ===========         ===========

Per Common and Equivalent Share:
   Income (loss) before
     extraordinary items                $     (0.06)        $     (0.05)         $     (0.65)        $     (0.55)
   Extraordinary items                        (0.33)              (0.28)               (0.33)              (0.28)
                                        -----------         -----------          -----------         -----------

   Net income (loss) per share          $     (0.39)        $     (0.33)         $     (0.98)        $     (0.83)
                                        ===========         ===========          ===========         ===========


                                         For the Year Ended              For the Year Ended                For the Year Ended
                                            June 30, 1993                    June 30, 1992                    June 30, 1991
                                     ---------------------------   -----------------------------   --------------------------------
                                      Primary      Fully Diluted      Primary    Fully Diluted(3)     Primary     Fully Diluted (3)
                                     ---------   ---------------   ------------  ---------------   ------------ -------------------
Income (loss) before
   extraordinary items               $     10.10    $     10.10    $    (17.10)   $     (17.10)    $    (33.20)     $    (33.20)
 Extraordinary items                      -              -               (5.10)          (5.10)           -               -
                                     -----------    -----------    -----------    ------------     -----------      -----------
 Net income (loss)                   $     10.10    $     10.10    $    (22.20)   $     (22.20)    $    (32.20)     $    (33.20)
                                     ===========    ===========    ===========    ============     ===========      ===========

Weighted Average Shares:
   Common shares outstanding          35,166,747     35,166,747     27,768,312      27,768,312      16,493,499       16,493,499
   Exercise of stock options (1)       1,582,317      1,582,317         -            1,582,317            -           1,339,404
   Exercise of warrants (2)            3,300,000      3,300,000         -            3,300,000            -           3,300,000
                                     -----------    -----------    -----------    ------------     -----------      -----------

 Common and equivalent shares
   outstanding                        40,049,064     40,049,064     27,768,312      32,650,629      16,493,499       21,132,903
                                     ===========    ===========    ===========    ============     ===========      ===========

Per Common and Equivalent Share:
   Income (loss) before
     extraordinary items             $      0.25    $      0.25    $     (0.62)   $      (0.52)    $     (2.01)     $     (1.57)
   Extraordinary items                    -              -               (0.18)          (0.16)           -               -
                                     -----------    -----------    -----------    ------------     -----------      -----------

   Net income (loss) per share       $      0.25    $      0.25    $     (0.80)   $      (0.68)    $     (2.01)     $     (1.57)
                                     ===========    ===========    ===========    ============     ===========      ===========

(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of the APB Opinion No. 15 because of the antidilutitive effect on net loss per share.